UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 19, 2010

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.

Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771 - Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

HEI is filing as exhibits to this Form 8-K its 2009 Annual Report to Shareholders (Selected Sections) (see HEI Exhibit 13) and HECO is filing its Forward-Looking Statements, Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A), Quantitative and Qualitative Disclosures about Market Risk, Annual Report of Management on Internal Control Over Financial Reporting, Report of Independent Registered Public Accounting Firm on Internal Control Over Financial Reporting and Consolidated 2009 Financial Statements (with Report of Independent Registered Public Accounting Firm thereon) (see HECO Exhibit 99).

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

HEI Exhibit 13	HEI’s 2009 Annual Report to Shareholders (Selected Sections)

HECO Exhibit 99	Forward-Looking Statements, Selected Financial Data, HECO’s MD&A, Quantitative and Qualitative Disclosures about Market Risk, Annual Report of Management on Internal Control Over Financial Reporting, Report of Independent Registered Public Accounting Firm on Internal Control Over Financial Reporting and HECO’s Consolidated 2009 Financial Statements (with Report of Independent Registered Public Accounting Firm thereon)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC. (Registrant)	HAWAIIAN ELECTRIC COMPANY, INC. (Registrant)

/S/ JAMES A. AJELLO	/S/ TAYNE S. Y. SEKIMURA
James A. Ajello Senior Financial Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer of HEI)	Tayne S. Y. Sekimura Senior Vice President and Chief Financial Officer (Principal Financial Officer of HECO)

Date: February 19, 2010	Date: February 19, 2010

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